                                                                    Exhibit 3.17

                         CONTINUING SERVICES AGREEMENT
                         -----------------------------

     THIS AGREEMENT (the "Agreement") is made as of June 17, 1997 by and between HARRAH'S INTERACTIVE ENTERTAINMENT COMPANY, a Nevada corporation ("HIEC"), and SKY GAMES INTERNATIONAL LTD., a Bermuda exempted company ("SGI").

                                   Recitals
                                   --------

     A. Prior to the date hereof, Harrah's Interactive Investment Company ("HIIC") an affiliate of HIEC, and a subsidiary of SGI were 20% and 80% owners, respectively, of Interactive Entertainment Limited, a Bermuda exempted company ("IEL"), the day to day business of which was managed by HIEC, pursuant to a management agreement dated as of December 30, 1994 between and among HIEC and IEL (the "Management Agreement").

     B. Pursuant to the Plan and Agreement of Merger and Amalgamation dated as of May 13, 1997 (the "Amalgamation Agreement"), IEL was merged into a subsidiary of SGI, effective June 17, 1997, with such subsidiary as the surviving company, which was then merged into SGI, with SGI as the surviving company (the "Amalgamation").

     C. Pursuant to the Amalgamation Agreement, HIEC and SGI agreed to terminate the Management Agreement effective June 17, 1997 and further agreed that HIEC would provide certain continuing administrative and support services to SGI after the Amalgamation.

     D. Pursuant to the Amalgamation and that certain Termination and Release Agreement dated June 17, 1997, the Management Agreement has been terminated effective June 17, 1997.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Term. The term of this Agreement shall commence on the date hereof and shall continue from month to month thereafter, provided that either party may terminate this Agreement as to any or all component(s) of the Continuing Services (as hereinunder defined) upon 90 days prior written notice to the other party, except as to those Continuing Services described in Schedule AI, for which 150 days prior notice must be given; subject to, in the case of SGI serving such notice to terminate on HIEC, the payment of certain of HIEC's termination costs (the "Termination Costs") by SGI as provided in Schedule B.

     2.   Continuing Services.

     (a) HIEC shall provide to SGI the services set forth in Schedule A attached hereto and incorporated herein (the "Continuing Services").

     (b) The Continuing Services shall be rendered in a timely and professional manner consistent with the standards for the provision of such services by HIEC to SGI pursuant to the Management Agreement.

     3. Fees. In consideration of HIEC providing the Continuing Services SGI will pay HIEC the fees therefore as set out in Schedule B attached hereto and incorporated herein (the "Fees"). The Fees shall be paid monthly, in arrears, on or before the fifteenth day of each month, following receipt of HIEC's invoice therefore.

     4. Maintenance. It is understood that regular maintenance and testing may be required in order to assure the smooth operation of the various systems and equipment used to provide the Continuing Services, and each party shall schedule, to the greatest extent possible, all systems maintenance and testing at times reasonably agreed upon by both SGI and HIEC which shall be selected to minimize interference with regular operations. If the two parties are unable to agree on such times, maintenance and testing shall be scheduled at times consistent with the practices of HIEC and SGI prior to the date hereof.

     5. Default. Each of the following events shall constitute an "Event of Default" hereunder:

     (a)  either party breaches any covenant set forth in Section 8 hereof; or

     (b) either party breaches any other covenant, warranty or agreement hereunder and such breach continues for 15 days after receipt of written notice thereof.

     6. Remedies. If any Event of Default shall occur, the non-defaulting party shall have the right to: (i) suspend its obligations hereunder; or (ii) terminate this Agreement without any liability to the defaulting party for such termination and shall have all other rights and remedies available to it at law or in equity.

     7. Force Majeure. HIEC shall be excused for any failure or delay of performance hereunder in the event such is caused by natural disaster, fire, flood, act of God or other occurrence beyond the reasonable control of such party and which has resulted in HIEC's or its affiliates' inability to perform for itself those services which constitute Continuing Services.

     8. Confidentiality. All non-public information concerning either party or its business activities communicated to or otherwise acquired by the other party at any time, shall be held in confidence and shall be used only for the purpose of providing or receiving the Continuing Services as set forth herein, except to the extent that such information can be shown to have been (a) in the public domain through no fault of the other party, its affiliates, agents or employees, or (b) lawfully acquired from other sources by the other party. Such information shall not be disseminated by the other party other than to those persons who have responsibility for carrying out or receiving the Continuing Services or as may be otherwise required by law.

     9.   Disclaimer of Warranty: Limitation of Liability.

          (a) HIEC shall not be liable to SGI for any liability, claim, loss, damage or expense of any kind or nature (including strict liability in tort) caused directly or indirectly, by the provision of Continuing Services, regardless of source, or any inadequacy thereof for any purpose, or any deficiency or defect therein; or any interruption or loss of Continuing Services, or for any loss of business, loss of anticipated profits or any special, indirect, incidental, consequential or exemplary damages whatsoever caused.

          (b) HIEC shall not be liable to SGI for any loss of business, loss of anticipated profits or any indirect, incidental, consequential or exemplary damages arising from any cause whatsoever, including, without limitation, any breach of this Agreement.

          (c) Any and all express and implied warranties including, but not limited to, warranties of merchantability or fitness for any purpose or use, are expressly excluded and disclaimed. It is agreed that the sole obligations of HIEC to SGI are limited to those expressly set forth in this Agreement.

     10. Cooperation and Dispute Resolution. The parties hereto acknowledge that certain scheduling conflicts may arise with respect to certain matters, including scheduling of out-of-service times for certain equipment and systems for testing and upgrading. The parties agree to cooperate with respect to such matters so as to effect the minimum disruption to the business of each party. If the parties are unable to agree on such items, resolution of the dispute shall be achieved as follows:

     (a) Pam Rooks of HIEC and Dennis Crisculo of SGI shall meet and attempt to resolve any such dispute. If such dispute is not resolved by them within 5 days, the dispute shall proceed to step (b).

     (b) John Boushy of HIEC and Laurence Geller of SGI shall meet and attempt to resolve such dispute not resolved in step (a). If such dispute is not resolved by them within 5 days, the parties agree that such dispute shall be submitted to arbitration pursuant to Section 11 hereof.

     11.  Arbitration.

     (a) Any arbitration of disputes hereunder shall be conducted in accordance with the following procedures:

     (i) The parties shall mutually agree upon a single qualified and disinterested arbitrator who is not an affiliate of either party (except as noted below) who shall render a decision within 30 days of such appointment.

     (ii) If the parties cannot agree on a single arbitrator within 20 days after an election to submit the matter to arbitration, then each party shall appoint one arbitrator within 10 days following such 20-day period. The two appointed arbitrators shall within 10 days of such referral appoint a third arbitrator, and if such arbitrators are not able to agree on such third arbitrator, shall apply to the branch of the American Arbitration Association nearest to Memphis, Tennessee, to designate and appoint such third arbitrator. The three arbitrators shall reach a decision within 20 days after the appointment of the third arbitrator.

          (A) If either party fails to appoint an arbitrator, then the single arbitrator designated by the other party shall act as the sole arbitrator and shall be deemed to be the unanimously approved arbitrator to resolve such dispute. The decision and award of such sole arbitrator shall be binding upon the parties.

     (iii) The fees and expenses of the arbitrators shall be paid by the party whose position is not adopted by the arbitrators. The award of any arbitrators made in accordance with this Section 11 shall be binding on the parties and enforceable in any court of competent jurisdiction.

     (b) In all arbitration proceedings submitted to the arbitrators, the arbitrators shall be required to agree upon and approve the substantive position advocated by one party with respect to the dispute. All proceedings by the arbitrators shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such Act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted in Memphis, Tennessee.

     12. Assignment. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party.

     13. Notice. All notices and demands which may be or are required to be given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by facsimile, United States certified or registered mail, postage prepaid, or by prepaid express mail or overnight courier. Notices and demands delivered personally or by facsimile shall be deemed given on the date of delivery, notices and demands delivered by mail shall be deemed given three business days after deposit in the United States mail, and notices and demands delivered by express mail or overnight courier shall be deemed given one business day after deposit.

     Notices sent to SGI shall be addressed as follows:

                          Sky Games International Ltd.
                        845 Crossover Lane, Suite D-215
                          Memphis, Tennessee  38117
                           Attn:  Gordon Stevenson

     With a copy to:

                                Altheimer & Gray
                        10 South Wacker Drive, Suite 400
                            Chicago, Illinois  60606
                           Attn:  Andrew McCune, Esq.

or to such other person or place as SGI may from time to time designate in a written notice to HIEC.

     Notices sent to HIEC shall be addressed as follows:

                   Harrah's Interactive Entertainment Company
                                1023 Cherry Road
                            Memphis, Tennessee 38117
                              Attn: John M. Boushy
     With a copy to:

                   Harrah's Interactive Entertainment Company
                                1023 Cherry Road
                            Memphis, Tennessee 38117
                             Attn: John W. McConomy

or to such other person or place as HIEC may from time to time designate in a written notice to SGI.

     14. Applicable Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Tennessee without regard to conflict of laws provisions.

     15. Waiver of Breach. Waiver by either party of nonperformance or any other breach of any provision of this Agreement shall not operate as a waiver of any subsequent nonperformance or other breach of the same or any other provision.

     16. Relationship Between the Parties. Nothing contained herein is intended to create a relationship between the parties other than as independent contractors. Neither party hereto has undertaken to perform any obligation of the other party to assume any responsibility for the business or operations of the other. Nothing herein shall be construed to allow either party to bind the other.

     17. Severability. Should any provision of this Agreement be declared or found to be illegal, unenforceable or void, both parties shall be relieved of all obligations arising under that provision. If the remainder of this Agreement is capable of substantial performance, the remainder of this Agreement shall remain in full force and effect.

     18. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     19. Complete Agreement. This Agreement, when executed by both parties, constitutes the final written expression of all the terms of the agreement between the parties with respect to the subject matter hereof, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified in this Agreement. Any representations, promises, warranties or other statements made by either party not expressly set forth herein shall be given no force or effect. No addition to or modification of any provision of this Agreement be binding upon either party unless made in writing and signed by a duly authorized representative by both parties.

Sky Games International Ltd.          Harrah's Interactive Entertainment Company


By:    /s/ Laurence Geller            By:    /s/ John M. Boushy
       --------------------------            --------------------------

Title: Chairman                       Title: President
       --------------------------            --------------------------

                                   Schedule A

I.  Data Network and Voice Telecommunications


Overview:

     IEL will use various voice and data telecommunications network and equipment services provided by or controlled by HIEC. These voice and data telecommunications network and equipment services will be provided only while IEL is a sub-lessee of HIEC at 845 Crossover Lane, Suite D-215, Memphis, Tennessee 38117.

Services:

     Local telephone access and usage via BellSouth
           .  Point to Point T1 1023 Cherry Road to 845 Crossover Lane
           .  Voice Mail

     Long distance telephone access and usage via AT&T (or HIEC current long distance service provider.)

           . Includes network charges, D channel usage, T1 usage, and BellSouth Smartpath.

     Telephone equipment

           .  Telephones
                 . 21 phones (combination of new and existing equipment) . PBX equipment
                 .  1 AT&T Definity G3S
                 .  4 Digital Line Cards
                 .  1 Aux Trunk Interface
                 .  2 16 Port Analog Line Cards
                 .  1 DS1 Card
                 .  1 715 BCS Terminal

           . All telephone and PBX installation and maintenance billing for the 845 Crossover Lane equipment is on a separate account. The invoice will be forwarded to IEL each month for their direct payment.

     Data Network Router, HUB, DSU/CSU and Maintenance

           . Network access to HIEC network using the following equipment housed at 845 Crossover Lane

                 .  CNX 500
                 .  Dual TR
                 .  Quad Serial
                 .  Series 90
                 .  4 TR Modules
                 .  Uninterrupted power supply system

     Maintenance and support of voice telecommunications network and equipment includes HIEC telecommunication engineering services not to exceed 8 hours per month. Additional hours may be requested and billed separately if the request can be accommodated.

     Maintenance and support of data network and equipment includes HIEC network engineering services not to exceed 8 hours per month. Additional hours may be requested and billed separately if the request can be accommodated.

     Intervals and other charges for Maintenance and support of voice telecommunications network and equipment including adds, moves, and changes of voice terminals are as follows:

     Where equipment is available:

          1 to 3 stations      3 working days
          4 to 10 stations     7 working days
          11 to 15 stations    14 working days
          16+ stations         Must be scheduled

     Where equipment is not available:

          1 to 5 stations      7 working days
          6 to 10 stations     14 working days
          11 to 15 stations    17 working days
          16 + stations        Must be scheduled

     Internet Access:

          IEL will be able to use their current Internet services (World-Wide-Web access, email) after the transition occurs. HIEC will provide troubleshooting, email set-up and server configuration services. HIEC will not provide web site hosting or unique domain registration for email services unless negotiated in a separate agreement. HIEC will not provide support for individual PC networking problems.

II.  Harrah's Systems Support


Overview:

     IEL will use customer help desk services provided by HIEC to report problems with equipment used to provide the Services contained herein, including data network connectivity, voice telecommunications, and data center based servers. Specifically excluded from the HIEC Systems Support services are PC-related questions typically resolved by end-user consultants.

Services:

     HIEC will provide 24 hour-per-day, 7 day-per-week telephone support to all users of HIEC Transitional Services. Support will be consistent with the services provided to IEL prior to the merger. This includes answering trouble calls from IEL users, opening trouble tickets, performing initial trouble-shooting, and when necessary, escalating the problem to the appropriate engineering group.

     HIEC System Support staff will not provide PC support for end-user applications, user errors, or PC problems not related to the Transitional Services.

III. Client/Server Engineering


Overview:

     IEL will use client/server engineering services provided by HIEC to perform server configuration and support, game programming design review and troubleshooting, client/server messaging design review and troubleshooting, network analysis on laboratory and on-board systems, and general consulting. These services have been commonly performed by Bobby Wilkins, but may be performed by engineers with the requisite technical skills.

Services:

     IEL will give HIEC notice via email or letter to HIEC (Attention: Jim Burks) four weeks in advance of any overseas travel requirements. Within five working days HIEC will respond whether staff can be provided for the trip.

     IEL will give HIEC notice via email or letter to HIEC (Attention: Jim Burks) two weeks in advance of any domestic travel requirements. Within three working days HIEC will respond whether staff can be provided for the trip.

     HIEC may, at its discretion, substitute personnel provided that all personnel provided have the requisite skill sets if project schedules or resource scheduling require. HIEC will attempt to provide continuity of personnel where possible to ensure that transition times are minimized.

     HIEC will provide engineering services up to 40 hours/month (with excess hours billable dependent upon resource availability).

     HIEC Client/Server Workstation Engineering will provide support to IEL's development servers (while the systems meet HIEC supported hardware and software standards), the game development servers and game test equipment. HIEC Client/Server Workstation Engineering will not provide support to IEL's individual workstations.

Description of Client/Server services/skill set:

=========================================================================================================================
Location                 Category              Description               Skill Set                      Timeframe
-------------------------------------------------------------------------------------------------------------------------
Memphis &                Development          Meetings/planning          Project management             Ad-hoc
Irvine
-------------------------------------------------------------------------------------------------------------------------
Memphis                                       Architecture review        Systems architecture           Ad-hoc
                                                                         SCO UnixWare
                                                                         Windows Networking
                                                                         Client/Server prog.
                                                                         IEL Game familiarity
                                                                         IEL Txn Server
                                                                         Token Ring networks
                                                                         TCP/IP protocol
-------------------------------------------------------------------------------------------------------------------------
Memphis                                       Problem Determination &    Systems architecture           Ad-hoc
Irvine                                        Resolution                 SCO UnixWare
Singapore                                                                Windows Networking
                                                                         Client/Server prog.
                                                                         IEL Game familiarity
                                                                         IEL Trxn Server
                                                                         Token Ring networks
                                                                         TCP/IP protocol
                                                                         Network Sniffer
                                                                         LanMeter
-------------------------------------------------------------------------------------------------------------------------
Memphis                  Support              NT Server & Workstation    Windows NT                     Ad-hoc
Irvine                                                                   Windows Networking
-------------------------------------------------------------------------------------------------------------------------
Memphis                                       Windows/DOS PC             Windows 3.11                   Ad-hoc
Irvine                                                                   Windows Networking
-------------------------------------------------------------------------------------------------------------------------
Memphis                                       UnixWare server            PC hardware
Irvine                                                                   SCO UnixWare
                                                                         Windows Networking
                                                                         Client/Server prog.
                                                                         IEL Game familiarity
                                                                         IEL Trxn Server
                                                                         Token Ring networks
                                                                         TCP/IP protocol
                                                                         Network Sniffer
                                                                         LanMeter
-------------------------------------------------------------------------------------------------------------------------
Memphis                                       MASC systems               PC hardware                    Ad-hoc
Irvine                                                                   SCO UnixWare
                                                                         MASC applications
                                                                         Token Ring networks
                                                                         TCP/IP protocol
                                                                         Network Sniffer
                                                                         LanMeter
-------------------------------------------------------------------------------------------------------------------------
Memphis                  Internet             Email & www                Standard Internet services     Ad-hoc
-------------------------------------------------------------------------------------------------------------------------
Memphis                                       File transfer              Local storage for externally   Ad-hoc
Irvine                                                                   accessed files

                                                                         Directed-access to external
                                                                         (Quest) internet sites
-------------------------------------------------------------------------------------------------------------------------
Singapore                Testing              Networking                 Token Ring networks            As scheduled
& Other                                                                  TCP/IP protocol                and approved
=========================================================================================================================

=========================================================================================================================
Location                 Category              Description               Skill Set                      Timeframe
-------------------------------------------------------------------------------------------------------------------------
                                                                         Network Sniffer
                                                                         LanMeter
-------------------------------------------------------------------------------------------------------------------------
                                               Server operation          SCO UnixWare                   As scheduled
                                                                         MASC applications              and approved
-------------------------------------------------------------------------------------------------------------------------
                                               Game operation            Windows Networking             As scheduled
                                                                         Client/Server prog.            and approved
                                                                         IEL Game familiarity
                                                                         IEL Trxn Server
                                                                         Token Ring networks
                                                                         TCP/IP protocol
                                                                         Network Sniffer
                                                                         LanMeter
=========================================================================================================================

IV.  Data Center Operations


Overview:

     IEL will use data center operations support provided by HIEC to monitor equipment used to provide the Services contained herein, including premises-based network hardware, communications servers, and file servers. Operations staff will also back-up computer programs and files located on file servers on a schedule similar to one followed prior to the spin-off.

Services:

     HIEC will provide 24 hour-per-day, 7 day-per-week data center operations support to IEL. Support will be consistent with the services provided prior to the merger. This includes assisting HIEC System Support staff with troubleshooting, providing tape back-ups of data files and programs on servers at the center, and monitoring equipment for performance.

V.   Unix Engineering


Overview:

     IEL will use Unix Engineering support provided by HIEC troubleshoot and maintain IEL owned equipment operating at the HIEC Data Center.

Services:

     HIEC will provide 24 hour-per-day, 7 day-per-week Unix Engineering on-call support to users of HIEC SkyServer. Support will be consistent with the services provided prior to the merger. This includes assisting HIEC System Support staff with troubleshooting, routine maintenance, and technical consulting. Total baseline Unix Engineering support includes 8 hours per month.

     SkyServer software license fees will be billed under the separate Software License Agreement dated August 1, 1996.

     SkyServer hardware assets (specifically the NCR model S40 3438-1000-8090; Serial No. 36-30122150 (the "Computer") and the U.S. Robotics modem) will be transferred to IEL at a cost of $12,500, effective June 17, 1997. HIEC will, at the request of IEL, execute any documents necessary to effect such transfer. Ongoing maintenance fees and hardware expenses will be the responsibility of IEL. IEL will pay HIEC the sum of $12,500 on June 17, 1997.

     SkyServer purchased software (i.e., UNIX Operating System and Informix data base) loaded on the Computer will be transferred to IEL, at a cost of $19,695.84, assuming that the term of the license for each such software program permit such assignment. If assignment is not permitted, HIEC will seek such an assignment and IEL will execute any documents reasonably necessary to effect such assignment. Ongoing maintenance fees and upgrades will be the responsibility of IEL. IEL will pay HIEC the sum of $19,695.84 on June 17, 1997.

VI.  Rich O'Beirne Consulting


Overview:

     IEL will use consulting support provided by HIEC employee Rich O'Beirne.

Services:

     HIEC will provide consulting services of employee Rich O'Beirne to transfer his current responsibilities and knowledge specific to IEL development efforts to IEL employees designated by IEL.

     HIEC will provide such services up to 90 days after the spin-off. Pricing includes up to 40 hours per week for the first 4 weeks, then up to 20 hours per week for the next 4 weeks in a consulting role with IEL and "on call" for the next 4 weeks. Additional hours may be used and billed separately based on availability.

                                  Schedule B

                                     Fees

Methodology:

I.     Data Network and Voice Telecommunications - $5,000 per month

 .  Includes equipment depreciation and maintenance.
 .  Includes telecommunication engineering support up to 8 hours per month.
 .  Includes network engineering support up to 8 hours per month.
 .  Includes telephone local and long distance usage charges up to $1,000 per month.  Charges in excess of $1,000 will be billed separately.
 .  Telephone equipment moves or additions may be expedited for an additional
   $800 per day.
 . Any services over the noted maximum hours per month will be billed at $80.00 per hour.


II.    HIEC System Support - $550 per month

 .  Includes HIEC's System Support up to 10 hours per month.
 . Any services over the noted maximum hours per month will be billed at $55.00 per hour.


III.   Client/Server Engineering - $4,000 per month

 .  Client/Server Engineering up to 120 hours per quarter.
 . Any services over the noted maximum hours per quarter will be billed at $150 per hour.


IV.    Data Center Operations - $1,200 per month

 .  Data Center Operations support up to 20 hours per month.
 . Any services over the noted maximum hours per month will be billed at $55 per hour


V.     Unix Engineering - $800 per month

 .  Includes SkyServer depreciation, maintenance, and software maintenance.
 .  Unix Engineering support up to 24 hours per quarter.
 . Any services over the noted maximum hours per quarter will be billed at $150 per hour


VI.    Rich O'Beirne Consulting

 . Includes up to 160 hours (40 hours per week) for the first 4 weeks - $12,800 . Includes up to 80 hours (20 hours per week) for the second 4 weeks - $6,400 . "On call" and any services over the noted maximum hours per month will be billed at $100 per hour.

                               Termination Costs


HIEC's actual cost of removing equipment and disconnecting connections to be billed at $100 per hour for time spent in such activities.

                                                                         Page 17